SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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PS BUSINESS PARKS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PS BUSINESS PARKS, INC.

Notice Of Annual Meeting Of Shareholders

May 4, 2004

The Annual Meeting of Shareholders of PS Business Parks, Inc., a California corporation, will be held at the Hilton Glendale, 100 West Glenoaks Boulevard, Glendale, California, on May 4, 2004, at 1:00 p.m., Los Angeles time, for the following purposes:

1.	To consider and vote upon a proposal to elect eight directors of the Company;

2.	To consider and vote upon the Company’s Retirement Plan for Non-Employee Directors;

3.	To consider and vote upon a proposal to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004; and

4.	To consider and act upon such other matters as may properly come before the meeting or any adjournment of the meeting.

Only shareholders of record of the Company’s Common Stock at the close of business on March 26, 2004 will be entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement of the meeting.

Please mark your vote on the enclosed proxy, then date, sign and promptly mail the proxy in the stamped return envelope included with these materials.

You are cordially invited to attend the meeting in person. If you do attend and you have already signed and returned the proxy, you may nevertheless change your vote at the meeting, in which case your proxy will be disregarded. Therefore, whether or not you presently intend to attend the meeting in person, you are urged to mark your vote on the proxy, date, sign and return it.

By Order of the Board of Directors

        Edward A. Stokx, Secretary

Glendale, California

April 5, 2004

PS BUSINESS PARKS, INC.

701 Western Avenue

Glendale, California 91201-2349

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 4, 2004

GENERAL

This proxy statement (first mailed to shareholders on or about April 9, 2004) is furnished in connection with the solicitation by the board of directors of PS Business Parks, Inc. (the “Company”) of proxies for use at the Company’s annual meeting of shareholders to be held at the Hilton Glendale, 100 West Glenoaks Boulevard, Glendale, California at 1:00 p.m., Los Angeles time, on May 4, 2004 or at any adjournment or postponement of the meeting. The purposes of the meeting are (1) to consider and vote upon a proposal to elect eight directors of the Company; (2) to consider and vote upon the Company’s Retirement Plan for Non-Employee Directors; (3) to consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004; and (4) to consider such other business as may properly be brought before the meeting or any adjournment or postponement of the meeting.

Shares of the Company’s Common Stock represented by a proxy in the accompanying form, if the proxy is properly executed and is received by the Company before the voting, will be voted in the manner specified on the proxy. If no specification is made, the shares will be voted (1) FOR the election as directors of the nominees named hereinafter, (2) FOR approval of the Company’s Retirement Plan for Non-Employee Directors and (3) FOR ratification of Ernst & Young LLP as the Company’s independent auditors. The persons designated as proxies reserve full discretion to cast votes for other persons if any of the nominees become unavailable to serve. A proxy is revocable by delivering a subsequently signed and dated proxy or other written notice to the secretary of the Company at any time before its exercise. A proxy may also be revoked if the person executing the proxy is present at the meeting and chooses to vote in person.

QUORUM AND VOTING

The presence at the meeting in person or by proxy of the holders of a majority of the outstanding shares of the Common Stock is necessary to constitute a quorum for the transaction of business. Abstentions and “broker non-votes” are counted for purposes of whether a quorum exists, but will not affect the outcome of any vote.

Only holders of record of Common Stock at the close of business on the record date of March 26, 2004 will be entitled to vote at the meeting, or at any adjournment or postponement of the meeting. On the record date, the Company had 21,669,861 shares of Common Stock issued and outstanding.

If you participate in the PS 401(k)/Profit Sharing Plan (the “401(k) Plan”), your proxy will also serve as a voting instruction for the trustee of the 401(k) Plan (the “Trustee”) with respect to the amount of shares of Common Stock credited to your account as of the record date. If you provide voting instructions via your proxy with respect to shares in the 401(k) Plan, the Trustee will vote those shares of Common Stock in the manner specified. If you do not provide voting instructions via your proxy with respect to shares in the 401(k) Plan, the Trustee will vote those shares of Common Stock at its discretion.

With respect to the election of directors, each holder of Common Stock on the record date is entitled to cast as many votes as there are directors to be elected multiplied by the number of shares registered in the holder’s name on the record date. The holder may cumulate its votes for directors by casting all of its votes for one candidate or by distributing its votes among as many candidates as it chooses. The eight candidates who receive the most votes will be elected directors of the Company. In voting upon proposals (2) and (3) and any other proposal that might properly come before the meeting, each holder of Common Stock is entitled to one vote for each share registered in its name. The number of votes required to approve proposals (2) and (3) is set forth in the description of that proposal in the proxy statement. A proxy will confer discretionary authority to cumulate votes selectively among the nominees as to which authority to vote has not been withheld.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Eight directors, constituting the entire Board of Directors, are to be elected at the annual meeting of shareholders, to hold office until the next annual meeting and until their successors are elected and qualified. When the accompanying proxy is properly executed and returned to the Company before the voting, the persons named in the proxy and/or the Trustee will vote the shares represented by the proxy as indicated on the proxy. If any nominee below becomes unavailable to serve before the meeting, the shares represented by any proxy voting for that nominee will be voted for the person, if any, designated by the Board of Directors to replace the nominee. However, the Board of Directors has no reason to believe that any nominee will be unavailable.

Required Vote

The election of directors requires a plurality of votes cast. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. The Board recommends you vote FOR the election of all eight nominees for director.

Nominees for Director

The following persons are nominees for director:

Name	Age	Director Since
Ronald L. Havner, Jr.	46	1998
Joseph D. Russell, Jr.	44	2003
Harvey Lenkin	67	1998
Vern O. Curtis	69	1990
Arthur M. Friedman	68	1998
James H. Kropp	55	1998
Alan K. Pribble	61	1998
Jack D. Steele	80	1990

Each of these nominees has been approved by a majority of the independent directors of the Company.

Ronald L. Havner, Jr. has been Chairman of the Company from March 1998 to the present, Chief Executive Officer of the Company from March 1998 until August 2003 and President of the Company from March 1998 to September 2002. From December 1996 until March 1998, Mr. Havner was Chairman, President and Chief Executive Officer of American Office Park Properties (“AOPP”), a predecessor of the Company. In November 2002, he became Vice-Chairman and Chief Executive Officer of Public Storage, Inc. (“PSI”), an affiliate of the Company. He was Senior Vice President and Chief Financial Officer of PSI, and Vice President of the Company and certain other REITs affiliated with PSI, from November 1991 until December 1996. Mr. Havner became an officer of PSI in 1986, prior to which he was in the audit practice of Arthur Andersen & Company. He is a member of the National Association of Real Estate Investment Trusts, Inc. (NAREIT) and the Urban Land Institute (ULI) and a director of PSI, Business Machine Security, Inc. and The Mobile Storage Group.

Joseph D. Russell, Jr. has been Chief Executive Officer and a director of the Company since August 2003 and President of the Company since September 2002. Before joining the Company, Mr. Russell had been employed by Spieker Partners for more than ten years, becoming an officer of Spieker Properties when it became a publicly held REIT in 1993. When Spieker Properties merged with Equity Office Properties in 2001, Mr. Russell was

President of Spieker Properties’ Silicon Valley Region. In 2002, Mr. Russell was a member of the Board and past President of the Silicon Valley Chapter of the National Association of Industrial and Office Properties.

Harvey Lenkin became a director of the Company in March 1998 and was President of the Company from its inception in 1990 until March 1998. Mr. Lenkin has been employed by PSI and its predecessor for 26 years and has been President and a director of PSI since November 1991. He was a director of AOPP from December 1997 until March 1998. From 1989-90 until the respective dates of merger, Mr. Lenkin was President of 18 affiliated REITs that were merged into PSI between September 1994 and May 1998 (the “Merged Public Storage REITs”), and he was also a director of one of the Merged Public Storage REITs from 1989 until June 1996. Mr. Lenkin is a director of Paladin Realty Income Properties I, Inc. and a member of the Executive Committee of the Board of Governors of NAREIT.

Vern O. Curtis, Chairman of the Audit Committee, is a private investor. Mr. Curtis has been a director of the Company since its inception in 1990. Mr. Curtis is also a trustee of the Pimco Funds, and Pimco Variable Annuity Trust, a group of 77 mutual funds, a director of Pimco Commercial Mortgage Securities Trust, Inc., a closed-end mutual fund listed on the NYSE and Fresh Choice, Inc., a restaurant company. From 1989-90 until the respective dates of merger, he was a director of the Merged Public Storage REITs. Mr. Curtis was Dean of Business School of Chapman College from 1988 to 1990 and President and Chief Executive Officer of Denny’s, Inc. from 1980 to 1987.

Arthur M. Friedman, a member of the Audit Committee, became a director of the Company in March 1998. Mr. Friedman, a certified public accountant, has been an independent business and tax consultant since September 1995. He was a partner of Arthur Andersen from 1968 until August 1995. During his 38-year career in public accounting, he specialized in tax consultation. He was a member of the Andersen Board of Partners from 1980-1988.

James H. Kropp, a member of the Compensation Committee, became a director of the Company in March 1998. Mr. Kropp has been Director of Investment Management and Banking of Christopher Weil & Company, Inc. (“CWC”), a securities broker-dealer and registered investment adviser, since April 1995. CWC has from time to time rendered, financial advisory and securities brokerage services for the Company, PSI and their affiliates. The Company has no intention to engage CWC in the future. Mr. Kropp was a director of AOPP from December 1996 until December 1997. From July 1994 to November 1994, he was Executive Vice President and Chief Financial Officer of Hospitality Investment Trust, a REIT. From 1989 to July 1994, he was Managing Director of MECA Associates USA, a real estate advisory and asset management company serving institutional property owners. He is a member of the American Institute of Certified Public Accountants and the National Association of Real Estate Investment Trusts and a director of US Restaurant Properties, Inc. and Madison Park Real Estate Investment Trust.

Alan K. Pribble, Chairman of the Compensation Committee, became a director of the Company in March 1998. He has been an independent business consultant since June 1997. Mr. Pribble was employed by Wells Fargo Bank, N.A. for 30 years until June 1997. He was a Senior Vice President of Wells Fargo from 1984 until June 1997. In 1992, Mr. Pribble opened a commercial finance division for Wells Fargo and was involved in its operations until June 1997. From 1988 until 1992, he was a Senior Vice President and Regional Manager, and from 1984 until 1988, Mr. Pribble was a Senior Credit Officer, for Wells Fargo.

Jack D. Steele, a member of the Audit Committee, has been a director of the Company since its inception in 1990. Dr. Steele is also a director of M.C. Gill and a member of the Advisory Board of Clark Consulting Company. Dr. Steele is a business consultant. From 1989-90 until the respective dates of merger, he was a director of the Merged Public Storage REITs. Dr. Steele was Chairman—Board Services of Korn/Ferry International from 1986 to 1988 and Dean of School of Business and Professor at the University of Southern California from 1975 to 1986.

Directors and Committee Meetings

During 2003, the Board of Directors held six meetings (and acted once by unanimous written consent), the Audit Committee held four meetings (and acted once by unanimous written consent) and the Compensation Committee held three meetings (and acted twice by unanimous written consent). During 2003, each of the directors attended at least 75% of the meetings held by the Board of Directors or, if a member of a committee of the Board of Directors, held by both the Board of Directors and all committees of the Board of Directors on which he served. Directors are encouraged to attend meetings of shareholders. All but one of the directors attended the last annual meeting of shareholders.

Vern O. Curtis (chairman), Arthur M. Friedman and Jack D. Steele comprise the Audit Committee. Mr. Curtis is the chairman of the audit committee of four other public companies. The primary functions of the Audit Committee include to select and meet with the Company’s outside auditors, to approve all audit engagement fees and terms to conduct a pre-audit review of the audit engagement, to conduct a post-audit review of the results of the audit, to oversee the Company’s accounting and financial reporting policies, to monitor the adequacy of internal financial controls of the Company, to review the independence of the outside auditors and to approve all audit services and non-audit services to be provided to the Company by its outside auditors. Until March 2003, executive officers received grants of options under the Company’s stock option and incentive plan only with the approval of the Audit Committee. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Exhibit A. This charter was modified by the Board of Directors in November 2002 to take into account the Sarbanes-Oxley Act of 2002, the rules proposed and adopted by the Securities and Exchange Commission and the American Stock Exchange.

The Company has a Compensation Committee currently comprised of Alan K. Pribble (chairman) and James H. Kropp. Harvey Lenkin resigned as a member of the Compensation committee in March 2003.

The primary functions of the Compensation Committee are to determine the salary and bonus compensation for the Company’s executive officers and to administer the Company’s stock option and incentive plan, including, after March 2003, grants of options to executive officers.

The Board of Directors has determined that each of the current members of the Audit Committee and the Compensation Committee qualifies as independent under the rules of the American Stock Exchange and that the Chairman of the Audit Committee, Vern O. Curtis, qualifies as an audit committee financial expert within the meaning of the rules of the Securities and Exchange Commission.

The Board of Directors has determined that each of the Company’s directors, other than Ronald L. Havner, Jr., Joseph D. Russell, Jr. and Harvey Lenkin, is “independent,” as defined in the rules of the American Stock Exchange. The Company’s independent directors meet without the presence of the non-independent directors and management. These meetings are held at least annually and more often upon the request of any independent director.

In March 2003, the Board of Directors adopted a code of ethics for its senior financial officers. The code covers those persons serving as the Company’s principal executive officer, principal financial officer and principal accounting officer, currently Joseph D. Russell, Jr. and Edward A. Stokx. The Company’s code of ethics is available on the Company’s website, www.psbusinessparks.com.

Consideration of Candidates for Director

Absence of a Nominating Committee. The Company does not have a nominating committee because, in accordance with the rules proposed and adopted by the American Stock Exchange, all nominations to the Board of Directors are approved by a majority of the independent directors of the Committee.

Shareholder recommendations. The policy of the Board is to consider properly submitted shareholder recommendations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such recommendations, the Board seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications.” Under this policy, shareholder recommendations may only be submitted by a shareholder entitled to submit shareholder proposals under the SEC rules. Any shareholder recommendations proposed for consideration by the Board should include the nominee’s name and qualifications for Board membership, including the information required under Regulation 14A under the Securities and Exchange Act of 1934, and should be addressed to:

Corporate Secretary

PS Business Parks, Inc.

701 Western Avenue

Glendale, California 91201

Recommendations should be submitted in the time frame described under “Deadlines for Receipt of Shareholder Proposals for Consideration at 2005 Annual Meeting.”

Director Qualifications. Members of the Board should have high professional and personal ethics and values. They should have broad experience at the policy-making level in business or other relevant experience. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareholders. Directors are expected, within three years of election, to own at least $100,000 of Common Stock of the Company.

Identifying and Evaluating Nominees for Directors. The Company utilizes a variety of methods for identifying and evaluating nominees for directors. The Company regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Company considers various potential candidates for director. Candidates may come to the attention of the Company through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at meetings of the Board and may be considered at any point during the year. As described above, the Company considers properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Board prior to the issuance of the proxy statement for the annual meeting. If any materials are provided by a shareholder in connection with the recommendation of a director candidate, such materials are forwarded to the Board. The Board also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. In evaluating such recommendations, the Board seeks to achieve a balance of knowledge, experience and capability on the Board.

As noted above, all nominations to the Board are approved by a majority of the independent directors of the Company. All of the nominees for election to the Board this year were elected to the Board at last year’s annual meeting of shareholders, other than Joseph D. Russell, Jr., who is the Chief Executive Officer of the Company.

Communications with the Board of Directors.

Shareholders may communicate with the Board of Directors. Any shareholder communication to the Board should be addressed to:

Board of Directors

c/o Corporate Secretary

PS Business Parks, Inc.

701 Western Avenue

Glendale, California 90201

Communications that are intended for a specified individual director should be addressed to that director c/o Corporate Secretary at the above address.

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of the dates indicated with respect to persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company’s Common Stock:

	Shares of Common Stock Beneficially Owned
Name and Address	Number of Shares	Percent of Class
Public Storage, Inc. (“PSI”), PS Texas Holdings, Ltd., PS GPT Properties, Inc. 701 Western Avenue, Glendale, California 91201-2349 (1)	5,418,273	25.0%

Heitman Real Estate Securities LLC 180 North La Salle Street, Suite 3600 Chicago, Illinois 60601 (2)	1,791,200	8.3%

Wellington Management Company, LLP 75 State Street Boston Massachusetts 02109 (3)	1,457,700	6.7%

AEW Capital Management, L.P., AEW Capital Management, Inc., AEW Management and Advisors, L.P., AEW Investment Group, Inc. World Trade Center East Two Seaport Lane Boston Massachusetts 02110-2021 (4)	1,274,168	5.9%

(1)	This information is as of March 12, 2004. The reporting persons listed above have filed a joint Schedule 13D, amended as of September 3, 1998. The 5,418,273 shares of Common Stock beneficially owned by the reporting persons include (i) 5,151,567 shares as to which PSI has sole voting and dispositive power and (ii) 266,706 shares held of record by PS Texas Holdings, Ltd., a Texas limited partnership, as to which (a) PS GPT Properties, Inc., the sole general partner of PS Texas Holdings, Ltd. and a wholly-owned subsidiary of PSI, and (b) PSI, share voting and dispositive power.

The 5,418,273 shares of Common Stock in the above table does not include 7,305,355 units of limited partnership interest in PS Business Parks, L.P. (“Units”) held by PSI and affiliated partnerships which (pursuant to the terms of the agreement of limited partnership of PS Business Parks, L.P.) are redeemable by the holder for cash or, at the Company’s election, for shares of the Company’s Common Stock on a one-for-one basis. Upon conversion of the Units to Common Stock, PSI and its affiliated partnerships would own 43.9% of the Common Stock (based upon the Common Stock outstanding at March 12, 2004, assuming such conversion).

(2)	This information is as of December 31, 2003 (except that the percent shown in the table is based on the Common Stock outstanding at March 12, 2004) and is based on a Schedule 13G filed on February 17, 2004 by Heitman Real Estate Securities LLC. Heitman Real Estate Securities LLC serves as sub-investment adviser to, and has been given dispositive power, as to these securities by, the PBHG REIT Fund and the Penn Series Funds, Inc., REIT Fund, registered investment companies, and 2,740 separate account clients.

(3)	This information is as of December 31, 2003 (except that the percent shown in the table is based on the Common Stock outstanding at March 12, 2004) and is based on a Schedule 13G filed on February 12, 2004 by Wellington Management Company, LLP, as investment adviser of its clients with shared dispositive powers.

(4)	This information is as of December 31, 2003 (except that the percent shown in the table is based on the Common Stock outstanding at March 12, 2004) and is based on a Schedule 13G filed on February 12, 2004. The Schedule 13G does not designate the nature of the filers.

Security Ownership of Management

The following table sets forth information as of the dates indicated concerning the beneficial ownership of Common Stock of each director of the Company, both of the persons serving as the Company’s Chief Executive Officer during 2003, the other four most highly compensated persons who were executive officers of the Company on December 31, 2003 and all directors and executive officers as a group:

	Shares of Common Stock: Beneficially Owned (1) Shares Subject to Options (2)
Name	Number of Shares		Percent

Ronald L. Havner, Jr.	121,598	(1)(3)	.6%
	225,036	(2)	1.0%

	346,634		1.6%

Joseph D. Russell, Jr.	2,000		*
	20,000.1%

	22,000.1%

Harvey Lenkin	1,552	(1)(4)	*
	2,999	(2)	*

	4,551		*

Vern O. Curtis	5,000	(1)	*
	7,999	(2)	*

	12,999		*

Arthur M. Friedman	3,500	(1)(5)	*
	7,999	(2)	*

	11,499		*

James H. Kropp	6,491	(1)	*
	7,999	(2)	*

	14,590		*

Alan K. Pribble	4,124		*
	3,875	(2)	*

	7,999		*

Jack D. Steele	2,100	(1)(6)	*
	7,999	(2)	*

	10,099		*

Jack E. Corrigan	—		—
	25,000	(2)	.1%

	25,000.1%

J. Michael Lynch	486	(1)	*
	50,000	(2)	.2%

	50,486.2%

	Shares of Common Stock: Beneficially Owned (1) Shares Subject to Options (2)
Name	Number of Shares		Percent

Stephen S. King	1,213		*
	54,666	(2)	.3%

	55,879.3%

Maria R. Hawthorne	636		*
	5,000	(2)	*

	5,636		*

All Directors and Executive Officers	149,178	(1)(3)(4)(5)(6)
as a Group			.7%
(17 persons)	451,905	(2)	2.1%

	601,183		2.8%

*	Less than 0.1%

(1)	Represents shares of Common Stock beneficially owned as of March 12, 2004. Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares. Includes shares credited to the accounts of the executive officers of the Company that are held in the 401(k) Plan. Does not include restricted stock units described in note (1) to the summary compensation table under “Compensation — Compensation of Executive Officers.”

(2)	Represents options exercisable within 60 days of February 28, 2004 to purchase shares of Common Stock.

(3)	Includes 500 shares held by a custodian of an IRA for Mr. Havner’s spouse as to which she has investment power. Does not include shares owned by Public Storage, Inc. (“PSI”) as to which Mr. Havner disclaims beneficial ownership. Mr. Havner is the vice-chairman and chief executive officer of PSI. See “Security Ownership of Certain Beneficial Owners” above.

(4)	Includes 173 shares as to which Mr. Lenkin’s spouse has investment power. Does not include shares owned by PSI as to which Mr. Lenkin disclaims beneficial ownership. Mr. Lenkin is the president and a director of PSI. See “Security Ownership of Certain Beneficial Owners” above.

(5)	Includes 3,000 shares held by Mr. Friedman and his spouse as trustees of the Friedman Family Trust as to which they share investment power.

(6)	Shares held by Mr. Steele and his spouse as trustees of Jack D. Steele Retirement Trust as to which they share investment power.

The Company has outstanding a class of preferred stock, consisting of various series of non-voting preferred stock. Arthur M. Friedman owns 2,000 depositary shares representing interests in the preferred stock (as to which he shares investment power), Alan K. Pribble owns 2,000 depositary shares, Jack D. Steele owns 3,000 depositary shares (as to which he shares investment power), and the directors and executive officers as a group own a total of 7,000 shares, representing less than 1% of the outstanding shares. The Company has called for redemption on April 30, 2004 6,000 of these shares.

COMPENSATION

Compensation of Executive Officers

The following table sets forth certain information concerning the annual and long-term compensation paid to both of the persons serving as the Company’s Chief Executive Officer during 2003 and the other four most highly compensated persons who were executive officers of the Company on December 31, 2003 (the “Named Executive Officers”) for 2003, 2002 and 2001.

Summary Compensation Table

	Year	Annual Compensation						Long-Term Compensation Awards			All Other Compensation
Name and Principal Position		Salary		Bonus		Other Annual Compensation		Restricted Stock Unit Awards ($)(1)		Securities Underlying Options (#)
Ronald L. Havner, Jr. (2) Chairman of the Board and Former Chief Executive Officer	2003 2002 2001	$82,000 285,000 285,000		$50,000 400,500 450,500			(3) (3) (3)		— — —	— — 50,000	$2,460 6,000 5,100	(4) (4) (4)

Joseph D. Russell, Jr.(5) President and Chief Executive Officer	2003 2002	250,000 62,500	(6)	250,500 63,300	(7)	$120,000	(3) (8)		— —	— 100,000	6,000 —	(4)

Jack E. Corrigan Vice President and Former Chief Financial Officer (9)	2003 2002 2001	175,000 175,000 175,000		200,500 75,500 100,500			(3) (3) (3)	$	— 164,300 —	— 75,000 25,000	16,800 16,400 10,300	(4) (4) (4)

J. Michael Lynch Vice President-Director of Acquisitions and Development	2003 2002 2001	183,000 175,000 175,000		163,500 75,500 100,500			(3) (3) (3)		32,000 164,300 54,960	— 75,000 25,000	19,400 18,800 13,000	(4) (4) (4)

Stephen S. King Vice President and Chief Administrative Officer	2003 2002 2001	150,000 150,000 110,000		83,400 65,500 46,000			(3) (3) (3)		63,000 — 137,400	15,000 — 40,000	14,300 11,800 7,700	(4) (4) (4)

Maria R. Hawthorne Senior Vice President, East	2003 2002 2001	127,000 110,000 90,000		41,900 51,500 46,000			(3) (3) (3)		63,300 65,700 53,300	25,000 — 25,000	14,000 9,200 6,000	(4) (4) (4)

(1)	Represents the value of grants of restricted stock units made under the 2003 Stock Option and Incentive Plan (with the value of one restricted stock unit deemed equivalent to the value of one share of Common Stock and based on the closing price of the Common Stock on the American Stock Exchange on the date of grant). The restricted stock units set forth in this table vest 20% on each of the second, third, fourth, fifth and sixth anniversary of the date of grant. On each vesting date, the holder will receive shares of Common Stock representing the applicable percentage of the total number of restricted stock units granted. Holders of restricted stock units receive payments equal to the dividends that would have been paid on an equivalent number of shares of Common Stock. The grants of restricted stock units do not entitle the holders to any current voting rights. As of December 31, 2003, the total holdings of restricted stock units of the Named Executive Officers and the market value of such holdings (with the value of one unit deemed equivalent to the value of one share of Common Stock on the American Stock Exchange on December 31, 2003) were as follows: Mr. Corrigan – 7,800 restricted stock units ($322,000), Mr. Lynch –10,800 restricted stock units ($446,000), Mr. King - 7,000 restricted stock units ($289,000) and Ms. Hawthorne - 7,400 restricted stock units ($305,000).

(2)	Compensation to Mr. Havner in this table does not include compensation paid to Mr. Havner by PSI as Chief Executive Officer of PSI subsequent to his appointment in November 2002.

(3)	Value did not exceed 10% of the annual salary and bonus of the individual for the years indicated.

(4)	Consists of employer contributions to the 401(k) Plan in the case of Mr. Havner and Mr. Russell and employer contributions (3% of the annual cash compensation up to a maximum of $6,000 per year) and dividend equivalent payments based on ownership of restricted stock units in the case of the other Named Executive Officers.

(5)	Mr. Russell succeeded Mr. Havner as Chief Executive Officer in August 2003.

(6)	For the period September 30, 2002 through December 31, 2002.

(7)	Represents the value of 2,000 shares of Common Stock based on the closing price of the Common Stock on January 10, 2003, the date of issue.

(8)	Represents reimbursement of relocation expenses.

(9)	Mr. Corrigan was in the employ of the Company throughout 2003, but resigned as Chief Financial Officer on December 15, 2003. Edward A. Stokx became Chief Financial Officer on December 15, 2003.

The following table sets forth certain information relating to options to purchase shares of Common Stock granted during 2003 to the Named Executive Officers and to Edward A. Stokx who became Chief Financial Officer in December 2003.

Option Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term
Name					5%	10%
Ronald L. Havner, Jr.	—	—	—	—	—	—
Joseph D. Russell, Jr.	—	—	—	—	—	—
Jack E. Corrigan	—	—	—	—	—	—
Edward A. Stokx	45,000	26.9%	$40.30	12/15/13	$1,141,000	$2,890,000
J. Michael Lynch	—	—	—	—	—	—
Stephen S. King	15,000	8.9%	31.66	1/10/13	299,000	756,900
Maria R. Hawthorne	25,000	14.9%	31.66	1/10/13	498,000	1,261,000

The options granted in 2003 become exercisable in five equal installments beginning on the first anniversary of the date of grant and have a term of ten years.

The following table sets forth certain information concerning exercised and unexercised options held by the Named Executive Officers and by Edward A. Stokx at December 31, 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the- Money Options at December 31, 2003(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ronald L. Havner, Jr.	—	—	208,369	16,667	$3,816,838	$229,671
Joseph D. Russell, Jr.	—	—	20,000	80,000	138,400	553,600
Jack E. Corrigan	106,666	$839,717	—	58,334	—	541,760
Edward A. Stokx	—	—	—	45,000	—	43,200
J. Michael Lynch	81,666	997,453	25,000	58,334	210,250	541,760
Stephen S. King	10,000	136,058	51,666	28,334	764,240	338,010
Maria R. Hawthorne	24,961	301,174	—	33,334	—	361,260

(1)	Based on closing price of $41.26 per share of Common Stock on December 31, 2003, as reported by the American Stock Exchange. On April 5, 2004, the closing price per share of Common Stock as reported by the American Stock Exchange was $43.90.

Compensation of Directors

Each of the Company’s directors, other than Ronald L. Havner, Jr., Joseph D. Russell, Jr. and Harvey Lenkin, receives directors’ fees of $20,000 per year plus $1,000 for each meeting attended in person and $500 for each telephonic meeting. In addition, the Chairman of the Audit Committee receives $2,500 per year, and each member of the Audit Committee receives $1,000 for each meeting of the Audit Committee attended in person and $500 for each telephonic meeting. Each member of the Compensation Committee receives $1,000 for each meeting of the Compensation Committee attended in person and $500 for each telephonic meeting. The policy of the Company is to reimburse directors for reasonable expenses.

Each of the Company’s directors who receives directors’ fees (“Outside Directors”) also receive automatic grants of options under the 2003 Stock Option and Incentive Plan (the “2003 Plan”), and Joseph D. Russell, Jr. is eligible to receive discretionary grants of options and/or restricted stock thereunder. Under the 2003 Plan, each new Outside Director is, upon the date of his or her initial election to serve as an Outside Director, automatically granted a non-qualified option to purchase 10,000 shares of Common Stock. In addition, after each annual meeting of shareholders, each Outside Director then duly elected and serving is automatically granted, as of the date of such annual meeting, a non-qualified option to purchase 2,000 shares of Common Stock.

If the Company’s Retirement Plan for Non-Employee Directors is approved, each non-employee director of the Company would receive, upon retirement as a director of the Company, 1,000 shares of Common Stock for each full year of service as a director of the Company up to a maximum of 5,000 shares. See “Proposal No. 2 - Approval of the Retirement Plan of Non-Employee Directors.”

Employment Agreement

In September 2002, Joseph D. Russell, Jr. entered into an employment agreement with the Company that includes, among other terms, (1) an annual base salary of $250,000, (2) a discretionary bonus of up to 2,000 shares of Common Stock for 2002, (3) reimbursement of moving and relocation expenses of up to $100,000, adjusted for any adverse personal income tax consequences to Mr. Russell, (4) a discretionary target bonus of $250,000 for 2003 and (5) an award of 100,000 stock options that vest in five equal installments beginning on the first anniversary of his employment. In the event of a sale or other extraordinary transaction resulting in a termination payment to other comparable senior officers, Mr. Russell will receive a comparable payment, exclusive of payments made in respect of stock options or restricted stock. Mr. Russell’s employment may be terminated by either party at any time with or without cause, provided that, if the Company terminates his employment before December 31, 2003 other than for cause (as defined in the agreement), he will be entitled to one year’s salary up to a maximum of $250,000 and his pro rata share of his bonus target up to a maximum of $187,500.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

After March 2003, the Compensation Committee has been comprised of James H. Kropp and Alan K. Pribble, neither of whom is or has ever been an employee of the Company. No executive officer of the Company serves on the compensation committee or board of directors of any other entity which has an executive officer who also serves on the Compensation Committee or Board of Directors of the Company.

Joseph E. Russell Jr., who is an executive officer of the Company, and Ronald L. Havner, Jr. who was an executive officer until August 2003, are members of the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loan from PSI. In December 2003, the Operating Partnership borrowed a total of $100 million from PSI for property acquisitions. The loan was repaid during the first quarter of 2004. The loan bore interest at 1.4% per year and was approved by the Company’s disinterested directors.

Management Agreement with Affiliates. The Operating Partnership operates industrial, retail and office facilities for PSI and partnerships and joint ventures of which PSI is a general partner or joint venturer (“Affiliated Entities”) pursuant to a management agreement under which PSI and the Affiliated Entities pay to the Operating Partnership a fee of 5% of the gross revenues of the facilities operated for PSI and the Affiliated Entities. During 2003, PSI and the Affiliated Entities paid fees of $581,000 to the Operating Partnership pursuant to that management agreement. As to facilities directly owned by PSI, the management agreement has a seven-year term with the term being automatically extended for one year on each anniversary date (thereby maintaining a seven-year term) unless either party (PSI or the Operating Partnership) notifies the other that the management agreement is not being extended, in which case it expires, as to such facilities, on the first anniversary of its then scheduled expiration date. As to facilities owned by the Affiliated Entities, the management agreement may be terminated as to such facilities upon 60 days’ notice by PSI (on behalf of the Affiliated Entity) and upon seven years’ notice by the Operating Partnership.

Cost Sharing Arrangements with Affiliates. Under a cost sharing and administration services agreement, the Company shares the cost of certain administrative services with PSI and its affiliates. During 2003, the Company’s share of these costs totaled $335,000.

STOR-Re Mutual Insurance Corporation, a captive insurance company controlled by PSI, provides limited property and liability insurance coverage to the Company, as well as to PSI and its affiliates. The Company and PSI and its affiliates also use unaffiliated insurance carriers to provide property and liability insurance coverage in excess of STOR-Re’s limitations.

Purchases of Restricted Stock Units from Executives. In May 2003, the Company purchased 3,000 unvested restricted stock units from Jack E. Corrigan for $50,000. In June 2003, the Company purchased 1,200 vested restricted stock units from Mr. Corrigan for $42,360, 1,200 vested restricted stock units from J. Michael Lynch for $42,360 and 600 vested restricted stock units from Maria Hawthorne for $21,180. In March 2004, the Company purchased 1,500 vested restricted stock units from Stephen S. King for $66,300, 600 vested restricted stock units from J. Michael Lynch for $26,520 and 600 vested restricted stock units from William McFaul for $26,520. Mr. Corrigan, Mr. Lynch, Mr. McFaul and Ms. Hawthorne were executive officers of the Company.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Ronald L. Havner, Jr. served as Chief Executive Officer of the Company until August 12, 2003 when he was succeeded by Joseph D. Russell, Jr. Subject to the terms of Mr. Russell’s employment agreement, the Company pays its executive officers compensation deemed appropriate in view of the nature of the Company’s business, the performance of individual executive officers, and the Company’s objective of providing incentives to its executive officers to achieve a level of individual and Company performance that will maximize the value of shareholders’ investment in the Company. To those ends, the Company’s compensation program consists of payment of a base salary and, potentially, bonus compensation, and making incentive awards of options to purchase Common Stock and restricted stock units. Grants of options and restricted stock units to executive officers are made under the 2003 Stock Option and Incentive Plan (the “2003 Plan”).

Cash Compensation. Base salary levels are based generally on market compensation rates and each individual’s role in the Company. The Company determines market compensation rates by reviewing public disclosures of compensation paid to executive officers by other REITs of comparable size and market capitalization. Some of the REITs whose executive compensation the Company considered in establishing the compensation it pays to executive officers are included in the NAREIT Equity Index referred to below under the caption “Stock Price Performance Graph.” Generally, the Company seeks to compensate its executives at levels consistent with the middle of the range of amounts paid by REITs deemed comparable by the Company. Individual salaries may vary based on the experience and contribution to overall corporate performance by a particular executive officer. The base 2003 salary of Mr. Havner, the Chief Executive Officer until August 2003, was determined to be appropriate based on a review of total compensation paid to the chief executive officers of other REITs deemed comparable by the Company and a review of the change in the Company’s net asset value (NAV) per share and funds from operations (FFO) per share compared to the change in NAV per share and FFO per share of the REITs deemed comparable by the Company.

For 2003 the base compensation of Mr. Russell, the Chief Executive Officer after August 2003, was established with reference to his employment agreement.

The Company uses annual cash bonuses as an important method of rewarding executive officers commensurate with the Company’s performance, departmental performance and individual performance. Early in 2002, the Company established a target bonus amount for each executive officer (other than the Chief Executive Officer). Payment of the target bonus amounts was based primarily on each executive officer’s achievement of individualized quantitative financial and operational goals related to the activities he managed. Mr. Havner’s bonus for 2003 was determined to be appropriate based on a review of total compensation paid to the chief executive officers of other REITs deemed comparable by the Company, a review of the change in the Company’s NAV per share and FFO per share compared to the change in NAV per share and FFO per share of the REITs deemed comparable by the Company, the significant acquisition activity of the Company during 2003 and the services being rendered by him for the Company.

Mr. Russell’s bonus for 2003 reflected the target bonus for 2003 in his employment agreement and was determined to be appropriate based on the factors set forth in the preceding paragraph, as well as his managing of the Company’s staffing changes during 2003.

Equity-Based Compensation. The Company believes that its executive officers should have an incentive to improve the Company’s performance by having an ongoing stake in the success of the Company’s business. The Company seeks to create this incentive by granting to appropriate executive officers stock options that have an exercise price of not less than 100% of the fair market value of the underlying stock on the date of grant, so that the executive officer may not profit from the option unless the price of the Common Stock increases. Options granted by the Company also are designed to help the Company retain executive officers in that options are not exercisable at the time of grant, and achieve their maximum value only if the executive remains in the Company’s employ for a period of years. Options were granted to the Named Executive Officers during 2003 as reflected above in the table captioned “Option Grants in Last Fiscal Year.” The number of options granted to individual executive officers is based on a number of factors, including seniority, individual performance, and the number of options previously granted to such executive officer. No options were granted to either of the persons serving as Chief Executive Officer during 2003.

Beginning in 2000, the Company determined to make awards of restricted stock units to its executive officers as another form of long-term incentive compensation. Restricted stock units entitle the holder to receive shares of Common Stock at a specified vesting date. Restricted stock units increase in value as the value of the Common Stock increases, and vest over time provided that the executive officer remains in the employ of the Company. Accordingly, awards of restricted stock units serve the Company’s objectives of retaining its executive officers and motivating them to advance the interests of the Company and its shareholders. The number of restricted stock units granted to individual executive officers during 2003 was based on a number of factors, including seniority and individual performance. No restricted stock units were granted to either of the persons serving as Chief Executive Officer during 2003.

COMPENSATION COMMITTEE

Alan K. Pribble (Chairman)

James H. Kropp

STOCK PRICE PERFORMANCE GRAPH

The graph set forth below compares the yearly change in the cumulative total shareholder return on the Common Stock of the Company for the five-year period ended December 31, 2003 to the cumulative total return of the American Stock Exchange Composite Index Market Cap-Weight (“AMEX Index”) and the National Association of Real Estate Investment Trusts Equity Index (“NAREIT Equity Index”) for the same period (total shareholder return equals price appreciation plus dividends). The stock price performance graph assumes that the value of the investment in the Company’s Common Stock and each index was $100 on December 31, 1998 and that all dividends were reinvested. The stock price performance shown in the graph is not necessarily indicative of future price performance.

Comparison of Cumulative Total Return

PS Business Parks, Inc., AMEX Index and NAREIT Equity Index

December 31, 1998 - December 31, 2003

AUDIT COMMITTEE REPORT

The Board of Directors believes that each of the directors comprising the Audit Committee of the Board of Directors of the Company qualifies as independent under the rules of the American Stock Exchange. The Audit Committee operates under a written charter adopted by the Board of Directors in May 2000 and amended and restated in November 2002 (Exhibit A). The members of the Audit Committee are Vern O. Curtis (Chairman), Arthur M. Friedman and Jack D. Steele. Under authority granted by the Board of Directors, the Audit Committee appoints the Company’s independent auditors and approves the audit and non-audit services furnished by the Company’s independent auditors.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met with management and the independent auditors and has reviewed and discussed with them the audited consolidated financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence. In addition, the Audit Committee has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence.

Based on the foregoing and the Audit Committee’s discussions with management and the independent auditors, the representation of management and the report of the independent auditors, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Vern O. Curtis (Chairman)

Arthur M. Friedman

Jack D. Steele

PROPOSAL NO. 2

APPROVAL OF THE RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS

Under the Company’s Retirement Plan for Non-Employee Directors (the “Plan”), each non-employee director of the Company would receive, upon retirement as a director of the Company, 1,000 shares of Common Stock for each full year of service as a director of the Company. However, without regard to the number of years of service, a director would not receive more than 5,000 shares of Common Stock under the Plan.

The purpose of the Plan is to promote the best interests of the Company by enhancing the Company’s ability to attract and retain highly qualified non-employee directors and by rewarding the Company’s current non-employee directors for their services to the Company. Under the Plan each of the Company’s existing directors, other than Joseph D. Russell, Jr., would be entitled to 5,000 shares of Common Stock upon his retirement as a director of the Company.

There are 70,000 shares to be reserved for issuance under the Plan. Based on the closing price of the Common Stock on April 5, 2004 of $43.90 per share, the aggregate market value of the 70,000 shares is approximately $3,073,000.

The following table sets forth the aggregate benefits that would be received by the non-employee directors upon their retirement if the Plan is approved:

Non-Employee Director Group	35,000 shares of Common Stock(1)	$1,536,500(1)(2)

(1)	Based on the number of non-employee directors at April 5, 2004.

(2)	Based on closing price of $43.90 per share of Common Stock on April 5, 2004, as reported by the American Stock Exchange.

Required Vote

Approval of the Plan requires approval by a majority of the votes represented at the meeting and entitled to vote.

PROPOSAL NO. 3

RATIFICATION OF AUDITORS

The Audit Committee of the Board of Directors, under authority granted by the Board of Directors, has appointed Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.

The Company’s bylaws do not require that shareholders ratify the appointment of Ernst & Young LLP as the Company’s independent auditors. The Company is asking its shareholders to ratify this appointment because it believes such a proposal is a matter of good corporate practice. If the shareholders do not ratify the appointment of Ernst & Young LLP the Audit Committee will reconsider whether or not to retain Ernst & Young LLP as the Company’s independent auditors, but may determine to do so. Even if the appointment of Ernst & Young LLP is ratified by the shareholders, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interest of the Company and its shareholders.

It is anticipated that representatives of Ernst & Young LLP, which has acted as the independent auditors for the Company since the Company’s organization in 1990, will be in attendance at the 2004 annual meeting and will have the opportunity to make a statement if they desire to do so and to respond to any appropriate inquiries of the shareholders or their representatives.

Fees Billed to the Company by Ernst & Young LLP for 2001 and 2002

Audit Fees:

Audit fees includes fees generated by all services performed by Ernst & Young LLP to comply with generally accepted auditing standards or for services related to the audit and review of the Company’s financial statements. Audit fees billed (or expected to be billed) to the Company by Ernst & Young LLP for audit of the Company’s annual financial statements, review of the quarterly financial statements included in the Company’s quarterly reports on Form 10-Q, audit of financial statements included in the Company’s periodic reports on Form 8-K and services in connection with the Company’s registration statements and securities offerings totaled $142,300 for 2002 and $185,000 for 2003.

Audit Related Fees:

Audit related fees billed (or expected to be billed) to the Company by Ernst & Young LLP for the audit of an affiliated joint venture totaled $13,800 in 2002 and $5,000 in 2003.

Tax Fees:

Tax fees billed (or expected to be billed) to the Company by Ernst & Young LLP for tax services (primarily federal and state income tax return preparation) totaled $133,600 in 2002 and $141,000 in 2003.

Other Fees:

During 2002 and 2003, Ernst & Young LLP did not bill the Company for any services other than audit services, audit related services and tax services.

The Audit Committee of the Company pre-approves all services performed by Ernst & Young LLP, including those listed above. At this time the Audit Committee has not delegated pre-approval authority to any member or members of the Audit Committee.

Required Vote

Ratification of the appointment of Ernst & Young LLP requires approval by a majority of the votes represented at the meeting and entitled to vote. For these purposes, an abstention or broker non-vote will not be treated as a vote cast.

The Board of Directors recommends that you vote FOR this proposal.

ANNUAL REPORT

The Company has filed, for its fiscal year ended December 31, 2003, an Annual Report on Form 10-K with the Securities and Exchange Commission, together with applicable financial statements and schedules thereto. The Company will furnish, without charge, upon written request of any shareholder as of March 26, 2004, who represents in such request that he or she was the record or beneficial owner of the Company’s shares on that date, a copy of the Annual Report together with the financial statements and any schedules thereto. Upon written request and payment of a copying charge of 15 cents per page, the Company will also furnish to any shareholder a copy of the exhibits to the Annual Report. Requests should be addressed to: Edward A. Stokx, Secretary, PS Business Parks, Inc., 701 Western Avenue, Glendale, California 91201-2349.

EXPENSES OF SOLICITATION

The Company will pay the cost of soliciting Proxies. In addition to solicitation by mail, certain directors, officers and regular employees of the Company and its affiliates may solicit the return of Proxies by telephone, telegram, personal interview or otherwise. The Company may also reimburse brokerage firms and other persons representing the beneficial owners of the Company’s stock for their reasonable expenses in forwarding proxy solicitation materials to such beneficial owners. Shareholder Communications Corporation, New York, New York may be retained to assist the Company in the solicitation of Proxies, for which Shareholder Communications Corporation would receive normal and customary fees and expenses from the Company estimated at $8,000.

DEADLINES FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR

CONSIDERATION AT 2005 ANNUAL MEETING

Any proposal that a shareholder wishes to submit for inclusion in the Company’s Proxy Statement for the 2005 Annual Meeting of Shareholders (“2005 Proxy Statement”) pursuant to Securities and Exchange Commission Rule 14a-8 must be received by the Company no later than December 13, 2004. In addition, notice of any proposal that a shareholder wishes to propose for consideration at the 2005 Annual Meeting of Shareholders, but does not seek to include in the Company’s 2005 Proxy Statement pursuant to Rule 14a-8, must be delivered to the Company no later than February 24, 2005 if the proposing shareholder wishes for the Company to describe the nature of the proposal in its 2005 Proxy Statement as a condition to exercising its discretionary authority to vote proxies on the proposal. Any shareholder proposals or notices submitted to the Company in connection with the 2005 Annual Meeting of Shareholders should be addressed to: Edward A. Stokx, Secretary, PS Business Parks, Inc., 701 Western Avenue, Glendale, California 91201-2349.

OTHER MATTERS

The management of the Company does not intend to bring any other matter before the meeting and knows of no other matters that are likely to come before the meeting. If any other matters properly come before the meeting, the persons named in the accompanying Proxy and the Trustee will vote the shares represented by the Proxy in accordance with their best judgment on such matters.

You are urged to vote the accompanying Proxy and sign, date and return it in the enclosed stamped envelope at your earliest convenience, whether or not you currently plan to attend the meeting in person.

By Order of the Board of Directors

        Edward A. Stokx, Secretary

Glendale, California

April 5, 2004

Exhibit A

PS BUSINESS PARKS, INC.

CHARTER OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Adopted by the Board of Directors on November 11, 2002

1. The Audit Committee of the Board of Directors (the “Board”) shall have at least three members and shall be composed entirely of independent members of the Board as required by Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the requirements of the American Stock Exchange (“Amex”). Each member of the Audit Committee shall be financially literate, the chair shall be financially sophisticated, and at least one member shall be a “financial expert” as defined in, and when required by, the rules and regulations of the Commission and any similar requirements of Amex.

2. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements.

3. To carry out its purpose, the Audit Committee shall have the following duties and powers:

•	to appoint and determine the compensation of the outside auditor, oversee the work of any accounting firm employed by the Company (including resolution of any disagreements between management and the outside auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, evaluate the performance of the outside auditor and, if so determined by the Audit Committee, replace the outside auditor; it being acknowledged that the outside auditor is ultimately accountable to the Board and the Audit Committee, as representatives of the shareholders;

•	to ensure that, as soon as practicable after the adoption of registration guidelines or rules by the Public Company Accounting Oversight Board and at all times thereafter, the Company’s outside auditor is a “registered public accounting firm” as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002;

•	to receive and evaluate the written disclosures and the letters that the outside auditor is required to deliver to the Audit Committee regarding its independence, discuss with the outside auditor its independence and, if so determined by the Audit Committee as part of its evaluation, discuss with the Board and take appropriate action concerning independence of the outside auditor;

•	to meet with management and the outside auditor to discuss the annual financial statements and the report of the outside auditor thereon (including the matters described in SAS 61 with the outside auditor), and to discuss significant issues encountered in the course of the audit work, including: restrictions on the scope of activities; access to required information; the adequacy of internal financial controls; the adequacy of the disclosure of off-balance sheet transactions, arrangements, obligations and relationships in reports filed with the Commission; and the appropriateness of the presentation of any pro forma financial information included in any report filed with the Commission or in any public disclosure or release;

•	to meet and discuss with management and the outside auditor the Company’s Form 10-Q (including the matters described in SAS 61 with the outside auditor) prior to filing and preferably prior to the public announcement of quarterly financial results;

•

to instruct the outside auditor to report to the Audit Committee on all critical accounting policies of the Company, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the outside auditor, and other material written communications between the outside auditor and management, such as any management letter or schedule of unadjusted differences;

•	following such review and discussions, if so determined by the Audit Committee, to recommend to the Board that the annual financial statements be included in the Company’s annual report;

•	to meet at least once each year in separate executive sessions with management and the outside auditor to discuss matters that any of them or the Audit Committee believes could significantly affect the financial statements and should be discussed privately;

•	to conduct or authorize such inquiries into matters within the Audit Committee’s scope of its duties as the Audit Committee deems appropriate;

•	to establish a procedure for receipt, retention and treatment of any complaints received by the Company regarding its accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	to review any disclosures made to the Audit Committee by the Company’s CEO and CFO as required in their certifications included in Form 10-Q and Form 10-K about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud that involves management or other employees who have a significant role in its internal controls;

•	to approve, in advance of their performance, all audit services (which may entail providing comfort letters in connection with securities underwritings) and non-audit services (including tax services) to be provided to the Company by its outside auditor, provided that the Audit Committee shall not approve any of the following non-audit services proscribed by Section 10A(g) of the Exchange Act in the absence of an applicable exemption: (a) bookkeeping or other services related to the accounting records or financial statements of the Company; (b) financial information systems design and implementation; (c) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (d) actuarial services; (e) internal audit outsourcing services; (f) management functions or human resources; (g) broker or dealer, investment adviser, or investment banking services; (h) legal services and expert services unrelated to the audit; and (i) any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible;

•	to review and approve all related-party transactions;

•	to perform such other functions as assigned by law, the Company’s bylaws or the Board; and

•	to provide minutes of its meetings and reports of its activities to the Board on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

4. The Audit Committee shall have a chair, who shall be elected by the Board or by the Committee, shall meet on a regular basis at least quarterly, and shall hold special meetings as circumstances require. The Audit Committee shall act by majority vote of its members.

5. The Audit Committee shall meet regularly with the financial officers of the Company, with the outside auditor, with the internal auditor, if any, and with such other officers as it deems appropriate.

6. The Audit Committee shall have the resources and authority appropriate to carry out its duties, including the authority to engage independent counsel and other advisors and to cause the officers of the Company to provide such funding as it determines is appropriate for payment of compensation to the outside auditor, independent counsel and any other advisors employed by the Audit Committee.

7. The Audit Committee may delegate to a designated member or members the authority to approve, as required by Section 10A(i) of the Exchange Act, any audit and non-audit services to be provided to the Company by its outside auditor, so long as any such approvals are disclosed to the Audit Committee at its next scheduled meeting;

8. The Audit Committee shall prepare a report for inclusion in the Company’s annual proxy statement in accordance with applicable requirements of the Commission.

9. The Audit Committee shall, at least annually, evaluate its performance, review and reassess this Charter, and recommend any changes to the Board.

PS BUSINESS PARKS, INC.

701 Western Avenue

Glendale, California 91201-2349

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned, a record holder of Common Stock of PS Business Parks, Inc. and/or a participant in the PS 401(k)/Profit Sharing Plan (the “401(k) Plan”), hereby (i) appoints Ronald L. Havner, Jr. and Joseph D. Russell, Jr., or either of them, with power of substitution, as Proxies, to appear and vote, as designated on the reverse side, all the shares of Common Stock held of record by the undersigned on March 26, 2004, at the Annual Meeting of Shareholders to be held on May 4, 2004 (the “Annual Meeting”), and any adjournments thereof, and/or (ii) authorizes and directs the trustee of the 401(k) Plan (the “Trustee”) to vote or execute proxies to vote, as instructed on the reverse side, all the shares of Common Stock credited to the undersigned’s account under the 401(k) Plan on March 26, 2004, at the Annual Meeting and any adjournments thereof. In their discretion, the Proxies and/or the Trustee are authorized to vote upon such other business as may properly come before the meeting.

THE PROXIES AND/OR THE TRUSTEE WILL VOTE ALL SHARES OF COMMON STOCK TO WHICH THIS PROXY RELATES, IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO COMMON STOCK HELD OF RECORD BY THE UNDERSIGNED, THE PROXIES WILL VOTE SUCH COMMON STOCK FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE AND IN FAVOR OF PROPOSALS 2 AND 3. IF NO DIRECTION IS GIVEN WITH RESPECT TO COMMON STOCK CREDITED TO THE UNDERSIGNED’S ACCOUNT UNDER THE 401(k) PLAN, THE TRUSTEE WILL VOTE SUCH COMMON STOCK FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE AND IN FAVOR OF PROPOSALS 2 AND 3. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATIVE VOTES FOR ANY AND ALL OF THE NOMINEES FOR ELECTION FOR WHICH AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.

(continued and to be signed on reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOW HERE. ☒

1.	Election of Directors

	FOR		WITHHELD	NOMINEES:
	ALL		AUTHORITY FOR	• Ronald L. Havner, Jr.
☐	NOMINEES	☐	ALL NOMINEES	• Joseph D. Russell, Jr.
• Harvey Lenkin
• Vern O. Curtis
☐	FOR ALL EXCEPT (see instructions below)			• Arthur M. Friedman
• James H. Kropp
• Alan K. Pribble
• Jack D. Steele

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

2.	Approval of the PS Business Parks, Inc. Retirement Plan for Non-Employee Directors.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	Ratification of appointment of Ernst & Young, independent auditors, to audit the accounts of PS Business Parks, Inc. for the fiscal year ending December 31, 2004.

☐ FOR ☐ AGAINST ☐ ABSTAIN

4.	Other matters: In their discretion, the Proxies and/or the Trustee are authorized to vote upon such other business as may properly come before the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 5, 2004.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, 59 MAIDEN LANE, NEW YORK, NEW YORK 10038.

Signature of Shareholder                                                                       Date

Signature of Shareholder                                                                       Date

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.